Exhibit 32
Certification Pursuant to
 18 U.S.C. Section 1350

In connection with the Annual Report of General Electric Company (the "registrant") on Form 10-K for the period ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "report"), we, Jeffrey R. Immelt and Jeffrey S. Bornstein, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:
(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

February 27, 2015

/s/ Jeffrey R. Immelt
Jeffrey R. Immelt
Chief Executive Officer
/s/ Jeffrey S. Bornstein
Jeffrey S. Bornstein
Chief Financial Officer